As filed with the Securities and Exchange Commission on September 20, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4 to Form S-8 Registration Statement No. 33-04436

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-15148

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-15149

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-40800

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-40801

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-48169

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-04913

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-04951

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67658

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-89486

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-190303

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196493

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207820

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMINION QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

Utah	87-0407509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 South State Street

P.O Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5699

(Address including zip code of principal executive offices)

Questar Corporation Employee Savings and Stock Purchase Plan

Questar Corporation Stock Option Plan

Questar Corporation Stock Option Plan for Directors

Questar Corporation Long-Term Stock Incentive Plan

Questar Corporation Employee Stock Purchase Plan

Questar Corporation Directors Stock Plan

Questar Corporation Employee Investment Plan

Questar Corporation 401(k) Retirement Income Plan

(Full title of the plans)

Colleen Larkin Bell, Esq.

Vice President

Dominion Questar Corporation

333 South State Street

P.O Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Carter M. Reid

Senior Vice President, Chief Administrative &

Compliance Officer and Corporate Secretary

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF COMMON SHARES

Dominion Questar Corporation (formerly Questar Corporation), a Utah corporation (the “Registrant”) is filing these Post-Effective Amendments to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to terminate all offerings under each of such Registration Statements and deregister any and all securities that remain unsold pursuant to each of such Registration Statements:

•	Registration Statement No. 33-04436, filed on March 31, 1986 and amended on September 10, 1987, March 3, 1989 and June 14, 1989, registering common stock issuable under the Questar Corporation Employee Savings and Stock Purchase Plan referred to therein.

•	Registration Statement No. 33-15148 filed on June 17, 1987, registering common stock and attached common stock purchase rights reserved for issuance pursuant to awards granted under the Questar Corporation Stock Option Plan referred to therein.

•	Registration Statement No. 33-15149 filed on June 17, 1987 and amended on August 7, 1989, registering common stock and attached common stock purchase rights reserved for issuance pursuant to awards granted under the Questar Corporation Stock Option Plan for Directors referred to therein.

•	Registration Statement No. 33-40800 filed on May 23, 1991, registering common stock reserved for issuance pursuant to awards granted under the Questar Corporation Long-Term Stock Incentive Plan referred to therein.

•	Registration Statement No. 33-40801 filed on May 23, 1991, registering common stock and attached common stock purchase rights reserved for issuance pursuant to awards granted under the Questar Corporation Stock Option Plan for Directors referred to therein. Registration Statement No. 33-48169 filed on May 27, 1992, registering common stock and common stock purchase rights issuable under the Questar Corporation Employee Stock Purchase Plan referred to therein.

•	Registration Statement No. 33-48169 filed on May 27, 1992, registering common stock and common stock purchase rights issuable under the Questar Corporation Employee Stock Purchase Plan referred to therein.

•	Registration Statement No. 333-04913 filed on May 31, 1996, registering common stock and attached common stock purchase rights reserved for issuance pursuant to awards granted under the Questar Corporation Directors Stock Plan referred to therein.

•	Registration Statement No. 333-04951 filed on May 31, 1996, registering common stock reserved for issuance pursuant to awards granted under the Questar Corporation Stock Option Plan for Directors referred to therein.

•	Registration Statement No. 333-67658 filed on August 16, 2001, registering common stock reserved for issuance pursuant to awards granted under the Questar Corporation Long-Term Stock Incentive Plan referred to therein.

•	Registration Statement No. 333-89486, filed on May 31, 2002 and amended on August 27, 2010, registering common stock and attached common stock purchase rights to be offered or sold to participants under the Questar Corporation Employee Investment Plan (now known as the Questar Corporation 401(k) Retirement Income Plan) referred to therein.

•	Registration Statement No. 333-190303 filed on August 1, 2013 and amended on August 5, 2013, registering common stock reserved for issuance pursuant to awards granted under the Questar Corporation Long-Term Incentive Plan referred to therein.

•	Registration Statement No. 333-196493 filed on June 3, 2014, registering common stock to be offered or sold to participants under the Questar Corporation 401(k) Retirement Income Plan referred to therein.

•	Registration Statement No. 333-207820 filed on November 5, 2015, registering common stock reserved for issuance pursuant to awards granted under the Questar Corporation Long-Term Incentive Plan referred to therein.

On September 16, 2016, pursuant to that certain Agreement and Plan of Merger, dated as of January 31, 2016 (the “Merger Agreement”), by and among the Registrant, Dominion Resources, Inc. (“Dominion”) and Diamond Beehive Corp., a wholly-owned subsidiary of Dominion (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving such merger (the “Merger”).

Pursuant to the undertaking in Item 9 of the Registration Statements, the Company, by means of this Amendment, hereby terminates the Registration Statements and removes from registration all of the securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to the Registration Statements, and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on this 20th day of September, 2016.

DOMINION QUESTAR CORPORATION

By:	/s/ Colleen Larkin Bell
Colleen Larkin Bell
Vice President

No other person is required to sign this Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.